EXHIBIT 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement Number 33-42500 on Form S-8, in Registration Number 33-42499 on Form S-8, in Registration Statement Number 33-42553 on Form S-8, in Registration Statement Number 333-59183 on Form S-3 of our report dated March 21, 2001, appearing in and incorporated by reference in this Annual Report on Form 10-K of Dillard’s, Inc. and subsidiaries for the year ended February 3, 2001.

DELOITTE & TOUCHE LLP

New York, New York
May 4, 2001